Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

February 4, 2020

PolyOne Corporation

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

Re:	Up to 15,333,333 Common Shares of PolyOne Corporation

Ladies and Gentlemen:

We have acted as counsel for PolyOne Corporation, an Ohio corporation (the “Company”), in connection with the issuance and sale of up to 15,333,333 of the Company’s common shares, par value $.01 per share (the “Common Shares”), pursuant to the Underwriting Agreement, dated as of January 30, 2020 (the “Underwriting Agreement”), by and among the Company and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., acting as representatives of the several underwriters named therein (collectively, the “Underwriters”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that that the Common Shares, when issued and delivered to the Underwriters pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-236116) (the “Registration Statement”), filed by the Company to effect the registration of the Common Shares under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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